Exhibit 10.1

PERFORMANCE STOCK UNIT AWARD AGREEMENT

Pursuant to the Grant Notice to which this Agreement is attached, the Company has granted to Grantee the number of Performance Stock Units (“PSUs”) set forth in the Grant Notice.

ARTICLE I

GENERAL

Section 1.01                            Defined Terms.  Capitalized terms not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice.

Section 1.02                            Incorporation of Terms of Plan.  The PSUs and any shares of Common Stock (“Stock”) issued to Participant pursuant to this Agreement (“Shares”) are subject to the terms and conditions set forth in this Agreement and the Plan, which is incorporated herein by reference.  In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

ARTICLE II

AWARD OF PERFORMANCE STOCK UNITS

Section 2.01                            Award of PSUs. The Company hereby grants to Grantee an Award for the target number of PSUs (the “Target Award”) as set forth in the Grant Notice. Each PSU represents the right to receive one share of Common Stock, subject to the terms and conditions set forth in this Agreement and the Plan. The number of PSUs that Grantee actually earns for the Performance Period will be based on the level of Adjusted EBITDA Margin achieved and the Relative TSR Multiplier, as determined in accordance with Appendix 1 attached hereto.

Section 2.02                            Performance Goals.

(a)                                 Subject to vesting pursuant to Section 2.03, the number of PSUs earned by Grantee for the Performance Period will be determined at the end of the Performance Period based on the level of Adjusted EBITDA Margin achieved and the Relative TSR Multiplier as set forth on Appendix 1, rounded to the nearest whole PSU. All determinations regarding the Adjusted EBITDA Margin, the Relative TSR Multiplier,  the number of PSUs earned by Grantee, and all other matters related to this Section 2.02 shall be made by the Committee in its sole discretion.

(b)                                 No later than seventy-five (75) days following the end of the Performance Period, the Committee will review and certify in writing (i) the level of Adjusted EBITDA Margin achieved for the Performance Period, (ii) the Relative TSR Multiplier for the Performance Period, and (iii) subject to compliance with the requirements of Section 2.03, the number of PSUs that Grantee has earned, if any.  Such certification shall be final, conclusive and binding on Grantee, and on all other persons, to the maximum extent permitted by law.

Section 2.03                            Vesting of PSUs.

(a)                                 The PSUs are subject to forfeiture until they vest. Except as otherwise provided in Sections 2.03(b) or (c) below, the number of PSUs determined pursuant to Section 2.02 will vest and become nonforfeitable on the last day of the Performance Period, provided that Grantee remains continuously  employed with the Company from the Grant Date through the last day of the Performance Period (the “Vesting Date”).  If Grantee has a Termination of Service for any reason at any time before the Vesting Date, Grantee’s PSUs shall be automatically forfeited upon such Termination of Service without consideration and the Company shall have no further obligations to Grantee under this Agreement.

(b)                                 In the event Grantee incurs a Termination of Service as the result of Grantee’s death or disability, Grantee will be deemed to have satisfied the service vesting condition set forth in Section 2.03(a) as of the date of such Termination of Service, and will be entitled to a payment of a pro rata portion of the Target Award, calculated based on a fraction, the numerator of which is the number of days from the Grant Date until the date of Grantee’s Termination of Service, and the denominator of which is the total number of days from the Grant Date until the end of the Performance Period.

(c)                                  If there is a Change in Control during the Performance Period, and the Company terminates Grantee’s employment (other than a termination for Cause), then Grantee will be deemed to have satisfied the service vesting condition set forth in Section 2.03(a) as of the date of such termination,  and will be entitled to a payment of PSUs equal to the Target Award.

Section 2.04                            Payment of PSUs. Payment in respect of the PSUs earned for the Performance Period shall be made in Shares which shall be issued to Grantee not later than seventy-five (75) days following the Vesting Date, or such earlier date the PSUs become vested under Section 2.03(b) or (c). All distributions shall be made by the Company in the form of whole Shares, and any fractional share shall be distributed in cash in an amount equal to the value of such fractional share determined based on the Fair Market Value as of the date immediately preceding the date of such distribution.

Section 2.05                            Tax Withholding.  Notwithstanding any other provision of this Agreement:

(a)                                 The Company and its Subsidiaries have the authority to deduct or withhold, or require Grantee to remit to the Company or the applicable Subsidiary, an amount sufficient to satisfy any applicable federal, state, local and foreign taxes (including the employee portion of any FICA obligation) required by law to be withheld with respect to any taxable event arising pursuant to this Agreement.  The Company and its Subsidiaries may withhold or Grantee may make such payment in one or more of the forms specified below:

(i)                                     by cash or check made payable to the Company or the Subsidiary with respect to which the withholding obligation arises;

(ii)                                  by the deduction of such amount from other compensation payable to Grantee;

(iii)                               with the consent of the Administrator, by requesting that the Company and its Subsidiaries withhold a net number of vested shares of Stock otherwise issuable pursuant to the PSUs having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Company and its Subsidiaries based on the minimum applicable statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes;

(iv)                              with the consent of the Administrator, by tendering to the Company vested shares of Stock having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Company and its Subsidiaries based on the minimum applicable statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes;

(v)                                 through the delivery of a notice that Grantee has placed a market sell order with a broker acceptable to the Company with respect to shares of Stock then issuable to Grantee pursuant to the PSUs, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company or the Subsidiary with respect to which the withholding obligation arises in satisfaction of such withholding taxes; provided that payment of such proceeds is then made to the Company or the applicable Subsidiary at such time as may be required by the Administrator, but in any event not later than the settlement of such sale; or

(vi)                              in any combination of the foregoing.

(b)                                 The Company shall not be obligated to deliver any certificate representing shares of Stock issuable with respect to the PSUs to, or to cause any such shares of Stock to be held in book-entry form by, Grantee or his or her legal representative unless and until Grantee or his or her legal representative shall have paid or otherwise satisfied in full the amount of all federal, state, local and foreign taxes applicable with respect to the taxable income of Grantee resulting from the vesting or settlement of the PSUs or any other taxable event related to the PSUs.  Grantee is ultimately liable and responsible for all taxes owed in connection with the PSUs, regardless of any action the Company or any Subsidiary takes with respect to any tax withholding obligations that arise in connection with the PSUs.  Neither the Company nor any Subsidiary makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or payment of the PSUs or the subsequent sale of Shares.  The Company and the Subsidiaries do not commit and are under no obligation to structure the PSUs to reduce or eliminate Grantee’s tax liability.

Section 2.06                            Rights as Stockholder.  Neither Grantee nor any person claiming under or through Grantee will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book-entry form) will have been issued and recorded on the records of the Company or its transfer agents or registrars, and delivered to Grantee (including through electronic delivery to a brokerage account).  After such issuance, recordation and delivery, Grantee will have all the rights of a stockholder of the Company with respect to such Shares, including, without limitation, the right to receipt of dividends and distributions on such Shares.

ARTICLE III

OTHER PROVISIONS

Section 3.01                            Administration.  The Administrator shall have the power to interpret the Plan, the Grant Notice and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan, the Grant Notice and this Agreement as are consistent therewith and to interpret, amend or revoke any such rules.  All actions taken and all interpretations and determinations made by the Administrator will be final and binding upon Grantee, the Company and all other interested persons.  To the extent allowable pursuant to Applicable Law, no member of the Committee or the Board will be personally liable for any action, determination or interpretation made with respect to the Plan, the Grant Notice or this Agreement.

Section 3.02                            PSUs Not Transferable.  The PSUs may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the Shares underlying the PSUs have been issued, and all restrictions applicable to such Shares have lapsed.  No PSUs or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of Grantee or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.  Notwithstanding the foregoing, with the consent of the Administrator, the PSUs may be transferred to certain persons or entities related to Grantee, including but not limited to members of Grantee’s family, charitable institutions or trusts or other entities whose beneficiaries or beneficial owners are members of Grantee’s family or to such other persons or entities as may be expressly approved by the Administrator, pursuant to any such conditions and procedures the Administrator may require.

Section 3.03                            Adjustments.  Grantee acknowledges that the PSUs and the Shares subject to the PSUs are subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan, including Section 14.2 of the Plan.

Section 3.04                            Notices.  Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to Grantee shall be addressed to Grantee at Grantee’s last address reflected on the Company’s records.  By a notice given pursuant to this Section 3.04 either party may hereafter designate a different address for notices to be given to that party.  Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

Section 3.05                            Titles.  Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

Section 3.06                            Governing Law.   The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

Section 3.07                            Conformity to Securities Laws.  Grantee acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all

Applicable Laws, including, without limitation, the provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission, and state securities laws and regulations.  Notwithstanding anything herein to the contrary, the Plan shall be administered, and the PSUs are granted, only in such a manner as to conform to Applicable Law.  To the extent permitted by Applicable Law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to Applicable Law.

Section 3.08                            Amendment, Suspension and Termination.  To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board, provided that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the PSUs in any material way without the prior written consent of Grantee.

Section 3.09                            Successors and Assigns.  The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer set forth in Section 3.02 and the Plan, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

Section 3.10                            Limitations Applicable to Section 16 Persons.  Notwithstanding any other provision of the Plan or this Agreement, if Grantee is subject to Section 16 of the Exchange Act, the Plan, the PSUs, the Grant Notice and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule.  To the extent permitted by Applicable Law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

Section 3.11                            Not a Contract of Employment.  Nothing in this Agreement or in the Plan shall confer upon Grantee any right to continue to serve as an employee or other service provider of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Grantee at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Grantee.

Section 3.12                            Entire Agreement.  The Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Grantee with respect to the subject matter hereof.

Section 3.13                            Section 409A.  This Award is not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”).  However, notwithstanding any other provision of the Plan, the Grant Notice or this Agreement, if at any time the Administrator determines that this Award (or any portion thereof) may be subject to Section 409A, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify Grantee or any other person for failure to do so) to adopt such amendments to the Plan, the Grant Notice or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate for this Award either to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.

Section 3.14                            Agreement Severable.  In the event that any provision of the Grant Notice or this Agreement is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.

Section 3.15                            Limitation on Grantee’s Rights.  Participation in the Plan confers no rights or interests other than as herein provided.  This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust.  Neither the Plan nor any underlying program, in and of itself, has any assets. Grantee shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the PSUs.

Section 3.16                            Counterparts.  The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which shall be deemed an original and all of which together shall constitute one instrument.